UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear iShares Shareholder,

Barclays Global Fund Advisors, the adviser to the iShares® Funds, is being acquired by BlackRock, Inc. By now, you should have received a proxy package in the mail regarding two special shareholder meetings related to the transaction.

Our records show you have not yet voted on the proposals presented for shareholder approval.

The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust has unanimously approved the proposals and recommend that shareholders vote in favor of each proposal. It is important that every shareholder participates in the governance of their iShares Fund to ensure that their iShares Fund receives enough votes to act on the proposals.

If you did not receive a proxy package, please call 1-866-450-8471 as soon as possible to receive a package or contact your financial advisor. Otherwise, we urge you to vote immediately to avoid further proxy correspondence.

We’ve provided four easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent

Call 1-866-450-8471 Monday through Friday 9:30 AM to 12:00 Midnight (ET), Saturday from 10:00 AM to 9:00 PM (ET). Estimated call time is less than three minutes, no matter how many different iShares Funds you own.

Vote by Telephone

For touch-tone voting, please refer to your proxy cards for a toll-free number and recorded instructions.

Vote by Mail

Complete and sign the proxy cards, then return them in the postage-paid envelope.

Vote Online

Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.

Thank you in advance for your participation in this important vote.

Dear iShares Shareholder,

By now, you should have received a proxy package in the mail regarding two important shareholder meetings of the iShares® Funds. According to our records, we have not yet received your vote on the proposals presented for shareholder approval.

Barclays Global Fund Advisors, the adviser to the iShares® Funds, is being acquired by BlackRock, Inc. The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust recommend that shareholders vote in favor of each of the proposals.

PLEASE VOTE TODAY to avoid future proxy correspondence and to ensure that your iShares Fund receives enough votes to act on the proposals.

We’ve provided four easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent

Call 1-866-450-8471 Monday through Friday 9:30 AM to 12:00 Midnight (ET), Saturday from 10:00 AM to 9:00 PM (ET). Estimated call time is less than three minutes, no matter how many different iShares Funds you own.

Vote by Telephone

For touch-tone voting, please refer to your proxy cards for a toll-free number and recorded instructions.

Vote by Mail

Complete and sign the proxy cards, then return them in the postage-paid envelope.

Vote Online

Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.

If you have already voted, thank you for your participation.

Dear iShares Shareholder,

A few weeks ago, we mailed you a proxy package and voting cards relating to two important shareholder meetings of the iShares® Funds and the acquisition of Barclays Global Fund Advisors, the adviser to the iShares® Funds, by BlackRock, Inc.

Our records indicate we still have not yet received your vote on the proposals presented for shareholder approval.

The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust has unanimously approved each proposal and recommend that shareholders vote in favor of each proposal. Participation in the voting process by all shareholders, large and small, is critical to allow each iShares Fund to act on the proposals and to avoid the possibility of an adjournment of the meetings. We encourage all shareholders to participate in the governance of their iShares® Fund and to avoid unnecessary communications with you as a shareholder.

PLEASE VOTE IMMEDIATELY.

We’ve provided four quick, easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent

Call 1-866-450-8471 Monday through Friday 9:30 AM to 12:00 Midnight (ET), Saturday from 10:00 AM to 9:00 PM (ET). Estimated call time is less than three minutes, no matter how many different iShares Funds you own.

Vote by Telephone

For touch-tone voting, please refer to your proxy cards for a toll-free number and recorded instructions.

Vote by Mail

Complete and sign the proxy cards, then return them in the postage-paid envelope.

Vote Online

Go to www.proxyvote.com and enter the control number that appears on each of your proxy cards. The site will give you all further instructions.

Thank you for your participation.